Exhibit 99.2

NYSE: **REXR**

Rexford Industrial Realty

1Q 2026 Supplemental Financial Reporting Package

21515 S. Western Avenue | South Bay

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2025 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 10, 2026, and other risks described in documents we subsequently file from time to time with the SEC. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
Our credit ratings, which are disclosed on page 4, may not reflect the potential impact of risks relating to the structure or trading of the Company's securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency's rating should be evaluated independently of any other agency's rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

First Quarter 2026 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team

Laura Clark	Chief Executive Officer, Director
John Nahas	Chief Operating Officer
Michael Fitzmaurice	Chief Financial Officer
David E. Lanzer	General Counsel and Corporate Secretary

Board of Directors

Tyler H. Rose	Chairman
Laura Clark	Chief Executive Officer, Director
Robert L. Antin	Director
Michael S. Frankel	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director
David P. Stockert	Director
Howard Schwimmer	Director

Investor Relations Information

Mikayla Lynch
Director, Investor Relations and Capital Markets
mlynch@rexfordindustrial.com

Equity Research Coverage

BofA Securities	Samir Khanal	(646) 855-1497	Green Street Advisors	Vince Tibone	(949) 640-8780
Barclays	Brendan Lynch	(212) 526-9428	J.P. Morgan Securities	Michael Mueller	(212) 622-6689
BMO Capital Markets	John Kim	(212) 885-4115	Jefferies LLC	Jonathan Petersen	(212) 284-1705
BNP Paribas Exane	Nate Crossett	(646) 342-1588	Mizuho Securities USA	Vikram Malhotra	(212) 282-3827
Cantor Fitzgerald	Richard Anderson	(929) 441-6927	Robert W. Baird & Co.	Nicholas Thillman	(414) 298-5053
Citigroup Investment Research	Craig Mailman	(212) 816-4471	Scotiabank	Greg McGinniss	(212) 225-6906
Colliers Securities	Barry Oxford	(203) 961-6573	Truist Securities	Anthony Hau	(212) 303-4176
Deutsche Bank	Omotayo Okusanya	(212) 250-9284	Wells Fargo Securities	Blaine Heck	(443) 263-6529
Evercore ISI	Michael Griffin	(212) 446-9462	Wolfe Research	Andrew Rosivach	(646) 582-9250
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

First Quarter 2026 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended March 31, 2026

Total # of Properties	414
Total Rentable Square Feet	50,445,312
Total Portfolio Occupancy	90.7%
Same Property Portfolio Occupancy	96.1%
Total Portfolio NOI Growth	(4.2)%
Same Property Portfolio NOI Growth	0.9%
Same Property Portfolio Cash NOI Growth	(0.4)%
Core FFO Growth	(0.9)%
Core FFO/Share Growth	(1.6)%
Credit Ratings S&P/Moody's/Fitch (All Stable Outlook)	BBB+ Baa2 BBB+
Net Debt to Total Combined Market Capitalization	29.2%
Net Debt to Adjusted EBITDAre	4.5x

First Quarter 2026 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
-4% Year-over-Year Growth
$250
$200
$150
$100
$50
$0
$193.6
$186.3
$188.9
$183.9
$185.4
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Adjusted EBITDAre
-3% Year-over-Year Growth
$250
$200
$150
$100
$50
$0
$184.9
$184.1
$182.6
$177.8
$178.6
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Company Share of Core FFO
-1% Year-over-Year Growth
$200
$160
$120
$80
$40
$0
$141.0
$139.7
$141.7
$136.2
$139.8
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Adjusted Funds From Operations (AFFO)
-13% Year-over-Year Growth
$200
$160
$120
$80
$40
$0
$125.1
$120.5
$119.5
$116.1
$109.1
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

First Quarter 2026 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data.(1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Financial Results:
Total rental income	$242,141	$243,230	$246,757	$241,568	$248,821
Net income (loss)	$94,562	$(67,735)	$93,056	$120,394	$74,048
Net Operating Income (NOI)	$185,378	$183,943	$188,878	$186,270	$193,560
Company share of Core FFO	$139,758	$136,182	$141,700	$139,709	$141,023
Company share of Core FFO per common share - diluted	$0.61	$0.59	$0.60	$0.59	$0.62
Adjusted EBITDAre	$178,557	$177,808	$182,624	$184,111	$184,859
Dividend declared per common share	$0.4350	$0.4300	$0.4300	$0.4300	$0.4300
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	50,445,312	51,161,188	50,850,824	51,021,897	50,952,137
Ending occupancy	90.7%	90.2%	91.8%	89.2%	89.6%
Ending occupancy excluding repositioning/development	95.2%	96.0%	97.3%	95.0%	95.1%
Net Effective Rent Change(2)	(10.0)%	22.0%	26.1%	20.9%	23.8%
Cash Rent Change(2)	(15.4)%	9.0%	10.3%	8.1%	14.7%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(3)	96.1%	96.5%	97.0%	94.8%	94.5%
Same Property Portfolio NOI growth(4)	0.9%
Same Property Portfolio Cash NOI growth(4)	-0.4%
Capitalization:
Total shares and units issued and outstanding at period end(5)	233,127,293	238,245,286	240,452,878	244,334,274	244,310,773
Series B and C Preferred Stock and Series 3 CPOP Units	$173,250	$173,250	$173,250	$173,250	$173,250
Total equity market capitalization	$7,803,506	$9,398,107	$10,058,268	$8,864,220	$9,738,017
Total consolidated debt	$3,271,720	$3,278,649	$3,278,896	$3,379,141	$3,379,383
Total combined market capitalization (net debt plus equity)	$11,023,512	$12,510,978	$13,088,208	$11,812,244	$12,612,821
Ratios:
Net debt to total combined market capitalization	29.2%	24.9%	23.2%	25.0%	22.8%
Net debt to Adjusted EBITDAre (quarterly results annualized)	4.5x	4.4x	4.1x	4.0x	3.9x
(1)For definition/discussion of non-GAAP financial measures & reconciliations to their nearest GAAP equivalents, see definitions section & reconciliation section beginning on page 33 and page 12 of this report, respectively.
(2)Rent Change for three months ended March 31, 2026, includes 1.1 million square foot lease extension with Tireco, Inc. at 10545 Production Avenue. Excluding this lease, the Net Effective Rent Change for Q1-2026 is 5.5% and the Cash Rent Change for Q1-2026 is (1.8)%. See page 22 for additional details related to this lease and a summary of our leasing activity including and excluding this lease.
(3)Reflects the ending occupancy for the 2026 Same Property Portfolio for each period presented. For historical ending occupancy as reported in prior Supplemental packages, see “SPP Historical Information” on page 36.
(4)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(5)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 8,605,741 (Mar 31, 2026), 8,288,228 (Dec 31, 2025), 8,155,706 (Sep 30, 2025), 8,182,445 (Jun 30, 2025) and 8,700,301 (Mar 31, 2025). Excludes the following # of shares of unvested restricted stock: 1,764,934 (Mar 31, 2026), 1,623,077 (Dec 31, 2025), 513,234 (Sep 30, 2025), 542,922 (Jun 30, 2025) and 560,382 (Mar 31, 2025). Excludes unvested LTIP units and unvested performance units.

First Quarter 2026 Supplemental Financial Reporting Package	Page 6

Guidance.
As of March 31, 2026
2026 OUTLOOK*

	Q1 2026 Updated Guidance	Initial 2026 Guidance	YTD Results as of March 31, 2026
Earnings
Net Income Attributable to Common Stockholders per diluted share(1)(2)	$1.22 - $1.27	$1.15 - $1.20	$0.38
Company share of Core FFO per diluted share(1)(2)	$2.37 - $2.42	$2.35 - $2.40	$0.61

Same Property Portfolio(3)
Same Property Portfolio NOI Growth - Net Effective	(2.0)% - (1.0)%	(2.5)% - (1.5)%	0.9%
Same Property Portfolio NOI Growth - Cash	(1.5)% - (0.5)%	(2.0)% - (1.0)%	(0.4)%
Average Same Property Portfolio Occupancy (Full Year)	95.1% - 95.6%	94.8% - 95.3%	96.3%

Capital Allocation
Dispositions	$400M - $500M	$400M - $500M	$127M
Repositioning/Development Annualized Stabilized Cash NOI(4)	$16M - $18M	$19M - $21M	$3M
Repositioning/Development Starts (SF)	1.2M	1.1M	—M
Repositioning/Development Starts (Total Estimated Project Costs)	$160M - $170M	$140M - $150M	$—M

Other Assumptions
General and Administrative Expenses	+/-$60M	+/-$60M	$14.9M
Interest Expense	+/-$112M	+/-$112M	$26.6M

(1)2026 Net Income and Core FFO Guidance reflects the Company's in-place portfolio as of April 23, 2026, as well as guidance expectations related to investment activity.
(2)See page 37 for a reconciliation of the Company’s 2026 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)2026 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned for the period from January 1, 2025 through April 23, 2026, and excludes properties that were or will be classified as repositioning or development (current and future) or lease-up during 2025 and 2026 (as separately listed on pages 26-30) and select buildings in “Other Repositioning.”
(4)Represents estimated annualized Cash NOI for repositioning/development projects expected to stabilize in 2026, including 1315 Storm Parkway and 12118 Bloomfield Avenue which stabilized in the first quarter.

* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

First Quarter 2026 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of March 31, 2026

2026 Guidance Rollforward(1)

Earnings Components	Range ($ per share)		Notes
Initial 2026 Core FFO Per Diluted Share Guidance	$2.35	$2.40
Same Property Portfolio NOI Growth - Net Effective	0.01	0.01	Increased 50 bps at the midpoint to (2.0)% - (1.0)%, driven by stronger 1Q leasing activity
Repositioning/Development NOI, Net	(0.01)	(0.01)	Projected rent commencement timing extended
Dispositions, Net of Capital Recycling of Proceeds	0.02	0.02	Higher than projected accretion from share repurchases
Net General & Administrative Expenses	—	—	Guidance unchanged at +/-$60M
Net Interest Expense	—	—	Guidance unchanged at +/-$112M
Current 2026 Core FFO Per Diluted Share Guidance	$2.37	$2.42
Core FFO Per Diluted Share Annual Growth	(1.3)%	0.8%
(1)2026 Guidance and Guidance Rollforward represent the in-place portfolio as of April 23, 2026, as well as guidance expectations related to investment activity.

First Quarter 2026 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.
(unaudited and in thousands)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
ASSETS
Land	$7,562,694	$7,689,921	$7,774,737	$7,787,021	$7,797,744
Buildings and improvements	4,821,492	4,677,318	4,607,202	4,594,494	4,573,881
Tenant improvements	205,656	198,161	194,405	186,429	181,632
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	327,029	451,109	475,072	431,807	386,719
Total real estate held for investment	12,917,003	13,016,641	13,051,548	12,999,883	12,940,108
Accumulated depreciation	(1,219,932)	(1,165,792)	(1,119,746)	(1,070,684)	(1,021,151)
Investments in real estate, net	11,697,071	11,850,849	11,931,802	11,929,199	11,918,957
Cash and cash equivalents	51,714	165,778	248,956	431,117	504,579
Restricted cash	—	—	65,464	130,071	50,105
Loan receivable, net	123,819	123,704	123,589	123,474	123,359
Rents and other receivables, net	11,962	13,958	15,727	12,861	17,622
Deferred rent receivable, net	205,398	190,376	181,439	173,691	166,893
Deferred leasing costs, net	92,022	87,745	82,227	71,482	70,404
Deferred loan costs, net	6,382	6,886	7,391	7,892	1,642
Acquired lease intangible assets, net(1)	130,045	140,627	154,931	169,036	182,444
Acquired indefinite-lived intangible asset	5,156	5,156	5,156	5,156	5,156
Interest rate swap assets	4,562	2,025	2,804	3,586	5,580
Other assets	20,500	25,609	31,522	15,765	20,730
Assets associated with real estate held for sale, net(2)	48,761	—	—	6,282	18,386
Total Assets	$12,397,392	$12,612,713	$12,851,008	$13,079,612	$13,085,857
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,247,451	$3,251,909	$3,249,733	$3,347,575	$3,348,060
Interest rate swap liability	9	829	1,626	667	—
Accounts payable, accrued expenses and other liabilities	125,007	120,849	153,558	124,814	141,999
Dividends and distributions payable	102,418	103,399	103,913	105,594	105,285
Acquired lease intangible liabilities, net(3)	110,914	116,487	122,870	129,683	136,661
Tenant security deposits	95,219	92,444	91,835	90,757	90,050
Tenant prepaid rents	82,186	88,777	85,114	85,494	88,822
Liabilities associated with real estate held for sale(2)	482	—	—	4	234
Total Liabilities	3,763,686	3,774,694	3,808,649	3,884,588	3,911,111
Equity
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	72,443	72,443	72,443
Series C preferred stock, net ($86,250 liquidation preference)	83,233	83,233	83,233	83,233	83,233
Preferred stock	155,676	155,676	155,676	155,676	155,676
Common stock	2,263	2,316	2,328	2,367	2,362
Additional paid in capital	8,745,875	8,945,123	8,993,439	9,140,264	9,116,069
Cumulative distributions in excess of earnings	(651,692)	(642,130)	(474,813)	(462,309)	(474,550)
Accumulated other comprehensive income (loss)	2,887	(422)	(515)	1,092	3,582
Total stockholders’ equity	8,255,009	8,460,563	8,676,115	8,837,090	8,803,139
Noncontrolling interests	378,697	377,456	366,244	357,934	371,607
Total Equity	8,633,706	8,838,019	9,042,359	9,195,024	9,174,746
Total Liabilities and Equity	$12,397,392	$12,612,713	$12,851,008	$13,079,612	$13,085,857
(1)Includes net above-market tenant lease intangibles of $17,674 (Mar 31, 2026), $19,460 (Dec 31, 2025), $22,574 (Sep 30, 2025), $24,994 (Jun 30, 2025) and $27,043 (Mar 31, 2025), and a net below-market ground lease intangible of $12,312 (Mar 31, 2026), $12,354 (Dec 31, 2025), $12,395 (Sep 30, 2025), $12,436 (Jun 30, 2025) and $12,477 (Mar 31, 2025).
(2)As of March 31, 2026, our properties located at 423-424 Berry Way and 18455 Figueroa Street were classified as held for sale.
(3)Represents net below-market tenant lease intangibles as of the balance sheet date.

First Quarter 2026 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Revenues
Rental income(1)	$242,141	$243,230	$246,757	$241,568	$248,821
Management and leasing services	—	197	118	132	142
Interest income	2,937	4,670	6,367	7,807	3,324
Total Revenues	245,078	248,097	253,242	249,507	252,287
Operating Expenses
Property expenses	56,763	59,287	57,879	55,298	55,261
General and administrative	14,925	19,199	20,037	19,752	19,868
Depreciation and amortization	72,933	76,819	81,172	71,188	86,740
Total Operating Expenses	144,621	155,305	159,088	146,238	161,869
Other (Expenses) Income
Other income	1,350	—	—	—	—
Other expenses	(102)	(65,910)	(4,218)	(244)	(2,239)
Interest expense	(26,600)	(25,451)	(25,463)	(26,701)	(27,288)
Impairment of real estate	(6,824)	(89,097)	—	—	—
Debt extinguishment and modification expenses	—	—	—	(291)	—
Gains on sale of real estate	26,281	19,931	28,583	44,361	13,157
Total Other (Expenses) Income	(5,895)	(160,527)	(1,098)	17,125	(16,370)
Net Income (Loss)	94,562	(67,735)	93,056	120,394	74,048
Less: net (income) loss attributable to noncontrolling interests	(3,375)	2,312	(3,137)	(4,060)	(2,849)
Net income (loss) attributable to Rexford Industrial Realty, Inc.	91,187	(65,423)	89,919	116,334	71,199
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: earnings allocated to participating securities	(1,008)	(952)	(519)	(592)	(539)
Net income (loss) attributable to common stockholders	$87,865	$(68,690)	$87,086	$113,427	$68,346

Earnings per Common Share
Net income (loss) attributable to common stockholders per share - basic	$0.38	$(0.30)	$0.37	$0.48	$0.30
Net income (loss) attributable to common stockholders per share - diluted	$0.38	$(0.30)	$0.37	$0.48	$0.30

Weighted average shares outstanding - basic	228,312,419	231,758,110	234,586,980	236,098,831	227,395,984
Weighted average shares outstanding - diluted	228,312,419	232,050,966	234,586,980	236,098,831	227,395,984
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 36 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

First Quarter 2026 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues
Rental income	$242,141	$248,821
Management and leasing services	—	142
Interest income	2,937	3,324
Total Revenues	245,078	252,287
Operating Expenses
Property expenses	56,763	55,261
General and administrative	14,925	19,868
Depreciation and amortization	72,933	86,740
Total Operating Expenses	144,621	161,869
Other (Expenses) Income
Other income	1,350	—
Other expenses	(102)	(2,239)
Interest expense	(26,600)	(27,288)
Impairment of real estate	(6,824)	—
Gains on sale of real estate	26,281	13,157
Total Other (Expenses) Income	(5,895)	(16,370)
Net Income	94,562	74,048
Less: net income attributable to noncontrolling interests	(3,375)	(2,849)
Net income attributable to Rexford Industrial Realty, Inc.	91,187	71,199
Less: preferred stock dividends	(2,314)	(2,314)
Less: earnings allocated to participating securities	(1,008)	(539)
Net income attributable to common stockholders	$87,865	$68,346

Net income attributable to common stockholders per share – basic	$0.38	$0.30
Net income attributable to common stockholders per share – diluted	$0.38	$0.30

Weighted-average shares of common stock outstanding – basic	228,312,419	227,395,984
Weighted-average shares of common stock outstanding – diluted	228,312,419	227,395,984

First Quarter 2026 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net Income (Loss)	$94,562	$(67,735)	$93,056	$120,394	$74,048
Adjustments:
Depreciation and amortization	72,933	76,819	81,172	71,188	86,740
Impairment of real estate(2)	6,824	89,097	—	—	—
Gains on sale of real estate	(26,281)	(19,931)	(28,583)	(44,361)	(13,157)
NAREIT Defined Funds From Operations (FFO)	148,038	78,250	145,645	147,221	147,631
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: FFO attributable to noncontrolling interests(3)	(5,282)	(2,688)	(4,906)	(4,962)	(5,394)
Less: FFO attributable to participating securities(4)	(1,434)	(953)	(713)	(728)	(750)
Company share of FFO	$139,008	$72,294	$137,712	$139,216	$139,173

Company share of FFO per common share‐basic	$0.61	$0.31	$0.59	$0.59	$0.61
Company share of FFO per common share‐diluted	$0.61	$0.31	$0.59	$0.59	$0.61

FFO	$148,038	$78,250	$145,645	$147,221	$147,631
Adjustments:
Acquisition expenses(5)	—	10	161	23	79
Debt extinguishment and modification expenses	—	—	—	291	—
Non-capitalizable demolition costs(5)	—	—	—	—	365
Co-CEO transition costs(5)(6)	—	60,223	—	—	—
Severance costs(5)(7)	—	—	2,728	199	1,483
Other nonrecurring expenses(5)(8)	62	5,605	1,259	—	—
Core FFO	148,100	144,088	149,793	147,734	149,558
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: Core FFO attributable to noncontrolling interests(3)	(5,284)	(4,943)	(5,045)	(4,979)	(5,461)
Less: Core FFO attributable to participating securities(4)(9)	(744)	(648)	(734)	(731)	(760)
Company share of Core FFO	$139,758	$136,182	$141,700	$139,709	$141,023

Company share of Core FFO per common share‐basic	$0.61	$0.59	$0.60	$0.59	$0.62
Company share of Core FFO per common share‐diluted	$0.61	$0.59	$0.60	$0.59	$0.62

Weighted-average shares outstanding-basic	228,312,419	231,758,110	234,586,980	236,098,831	227,395,984
Weighted-average shares outstanding-diluted	228,312,419	232,050,966	234,586,980	236,098,831	227,395,984
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)Impairment charges relate to properties originally planned for development and reflect the write-down to estimated fair value due to a plan to pursue their sale rather than continue with development.
(3)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On March 6, 2025, we exercised our conversion right to convert all remaining Series 2 CPOP units into OP Units.
(4)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(5)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.
(6)Reflects accelerated share‑based compensation expense in connection with the Co-CEO transition, including transition-related restricted stock awards (granted on Nov 17, 2025) and pre-existing awards.
(7)Includes costs associated with workforce reduction and workforce reorganization.
(8)Reflects nonrecurring advisory service costs.
(9)For the three months ended March 31, 2026 and December 31, 2025, Core FFO attributable to participating securities was adjusted to exclude $691 and $569, respectively, of otherwise allocable Core FFO related solely to the transition‑related restricted stock awards noted above, consistent with the exclusion of the related accelerated share‑based compensation from Core FFO.

First Quarter 2026 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Net Income	$94,562	$74,048
Adjustments:
Depreciation and amortization	72,933	86,740
Impairment of real estate(2)	6,824	—
Gains on sale of real estate	(26,281)	(13,157)
Funds From Operations (FFO)	148,038	147,631
Less: preferred stock dividends	(2,314)	(2,314)
Less: FFO attributable to noncontrolling interests	(5,282)	(5,394)
Less: FFO attributable to participating securities	(1,434)	(750)
Company share of FFO	$139,008	$139,173

Company share of FFO per common share‐basic	$0.61	$0.61
Company share of FFO per common share‐diluted	$0.61	$0.61

FFO	$148,038	$147,631
Adjustments:
Acquisition expenses(3)	—	79
Non-capitalizable demolition costs(3)	—	365
Severance costs(3)(4)	—	1,483
Other nonrecurring expenses(3)(5)	62	—
Core FFO	148,100	149,558
Less: preferred stock dividends	(2,314)	(2,314)
Less: Core FFO attributable to noncontrolling interests	(5,284)	(5,461)
Less: Core FFO attributable to participating securities	(744)	(760)
Company share of Core FFO	$139,758	$141,023

Company share of Core FFO per common share‐basic	$0.61	$0.62
Company share of Core FFO per common share‐diluted	$0.61	$0.62

Weighted-average shares outstanding-basic	228,312,419	227,395,984
Weighted-average shares outstanding-diluted	228,312,419	227,395,984
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)Impairment charges relate to properties originally planned for development and reflect the write-down to estimated fair value due to a plan to pursue their sale rather than continue with development.
(3)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.
(4)Includes costs associated with workforce reduction and workforce reorganization.
(5)Reflects nonrecurring advisory service costs.

First Quarter 2026 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Funds From Operations(2)	$148,038	$78,250	$145,645	$147,221	$147,631
Adjustments:
Amortization of deferred financing costs	1,334	1,333	1,340	1,255	1,134
Non-cash stock compensation	4,063	8,537	10,485	10,091	9,699
Debt extinguishment and modification expenses	—	—	—	291	—
Amortization related to termination/settlement of interest rate derivatives	77	78	78	76	77
Note payable (discount) premium amortization, net	1,641	1,616	1,597	1,579	1,560
Non-capitalizable demolition costs	—	—	—	—	365
Co-CEO transition costs	—	60,223	—	—	—
Severance costs	—	—	2,728	199	1,483
Other nonrecurring expenses	62	5,605	1,259	—	—
Deduct:
Preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Straight line rental revenue adjustment(3)	(15,136)	(9,073)	(8,164)	(6,918)	(5,517)
Above/(below) market lease revenue adjustments	(4,647)	(4,129)	(5,254)	(5,788)	(9,186)
Capitalized payments(4)	(13,203)	(14,814)	(15,756)	(14,368)	(13,321)
Accretion of net loan origination fees	(115)	(115)	(115)	(115)	(115)
Recurring capital expenditures(5)	(2,314)	(2,566)	(3,563)	(5,887)	(1,311)
2nd generation tenant improvements(6)	(185)	(179)	(460)	(663)	(162)
2nd generation leasing commissions(7)	(8,193)	(6,324)	(8,007)	(4,162)	(4,879)
Adjusted Funds From Operations (AFFO)	$109,108	$116,127	$119,499	$120,496	$125,144
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)Changes in straight line rental revenue adjustments from quarter to quarter are largely influenced by tenant base rent concessions recognized during each respective quarter, which increase the non‑cash component of rental revenue. For the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, the adjustment reflects the impact of base rent concessions granted during those periods totaling $18,027 (including $3,337 related to the current Tireco, Inc. lease), $11,244, $7,433, $5,844 and $7,035, respectively.
(4)Includes capitalized interest, taxes, insurance and construction-related compensation costs.
(5)Excludes nonrecurring capital expenditures of $39,867, $57,730, $62,309, $65,376 and $43,361 for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.
(6)Excludes 1st generation tenant improvements of $148, $67, $328, $292 and $798 for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.
(7)Excludes 1st generation leasing commissions of $2,174, $5,057, $7,984, $1,879 and $3,058 for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.

First Quarter 2026 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDAre.(1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Rental income(2)(3)(4)	$242,141	$243,230	$246,757	$241,568	$248,821
Less: Property expenses	56,763	59,287	57,879	55,298	55,261
Net Operating Income (NOI)	$185,378	$183,943	$188,878	$186,270	$193,560
Above/(below) market lease revenue adjustments	(4,647)	(4,129)	(5,254)	(5,788)	(9,186)
Straight line rental revenue adjustment	(15,136)	(9,073)	(8,164)	(6,918)	(5,517)
Cash NOI	$165,595	$170,741	$175,460	$173,564	$178,857

EBITDAre and Adjusted EBITDAre

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Net income (loss)	$94,562	$(67,735)	$93,056	$120,394	$74,048
Interest expense	26,600	25,451	25,463	26,701	27,288
Depreciation and amortization	72,933	76,819	81,172	71,188	86,740
Impairment of real estate	6,824	89,097	—	—	—
Gains on sale of real estate	(26,281)	(19,931)	(28,583)	(44,361)	(13,157)
EBITDAre	$174,638	$103,701	$171,108	$173,922	$174,919
Stock-based compensation amortization	4,063	8,537	10,485	10,091	9,699
Debt extinguishment and modification expenses	—	—	—	291	—
Acquisition expenses	—	10	161	23	79
Co-CEO transition costs	—	60,223	—	—	—
Other nonrecurring expenses	62	5,605	1,259	—	—
Pro forma effect of dispositions(5)	(206)	(268)	(389)	(216)	162
Adjusted EBITDAre	$178,557	$177,808	$182,624	$184,111	$184,859
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)See footnote (1) on page 10 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $(2,731), $(2,615), $13, $(141) and $(2,303) for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.
(4)Rental income includes net lease termination income (in thousands) of $24, $0, $458, $0 and $8,935 for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively. Amounts include lease termination fees and write-offs of straight-line rent and above/(below) market lease intangibles associated with lease terminations.
(5)Represents the estimated impact on 1Q'26 EBITDAre of 1Q'26 dispositions as if they had been sold as of January 1, 2026, the impact on 4Q'25 EBITDAre of 4Q'25 dispositions as if they had been sold as of October 1, 2025, the impact on 3Q'25 EBITDAre of 3Q'25 dispositions as if they had been sold as of July 1, 2025, the impact on 2Q'25 EBITDAre of 2Q'25 dispositions as if they had been sold as of April 1, 2025 and the impact on 1Q'25 EBITDAre of 1Q'25 dispositions as if they had been sold as of January 1, 2025.

First Quarter 2026 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance.(1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	342
Square Feet	41,727,325

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended March 31,
	2026	2025	$ Change	% Change
Rental income(2)(3)(4)	$211,391	$207,919	$3,472	1.7%
Property expenses	47,304	45,350	1,954	4.3%
Same Property Portfolio NOI	$164,087	$162,569	$1,518	0.9%	(4)
Straight-line rental revenue adjustment	(9,971)	(7,454)	(2,517)	33.8%
Above/(below) market lease revenue adjustments	(4,171)	(4,572)	401	(8.8)%
Same Property Portfolio Cash NOI	$149,945	$150,543	$(598)	(0.4)%	(4)

Same Property Portfolio Occupancy:

	Three Months Ended March 31,
	2026	2025	Year-over-Year Change (basis points)	Three Months Ended December 31, 2025(5)	Sequential Change (basis points)
Quarterly Weighted Average Occupancy:(5)
Los Angeles County	96.9%	93.2%	370 bps	96.7%	20 bps
Orange County	96.4%	97.4%	(100) bps	98.0%	(160) bps
Riverside / San Bernardino County	95.1%	97.3%	(220) bps	96.7%	(160) bps
San Diego County	97.7%	97.9%	(20) bps	98.1%	(40) bps
Ventura County	94.6%	91.3%	330 bps	94.6%	— bps
Quarterly Weighted Average Occupancy	96.3%	94.7%	160 bps	96.8%	(50) bps
Ending Occupancy:	96.1%	94.5%	160 bps	96.5%	(40) bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)See “Same Property Portfolio Rental Income” on page 36 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursements and other income for the three months and year ended March 31, 2026 and 2025.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $(2,322) thousand and $(2,181) thousand for the three months ended March 31, 2026 and 2025, respectively.
(4)Rental income includes lease termination fees of $187 thousand and $20 thousand for the three months ended March 31, 2026 and 2025, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 0.8% and Same Property Portfolio Cash NOI decreased by approximately (0.5)% during the three months ended March 31, 2026.
(5)Calculated by averaging the occupancy rate at the end of each month in 1Q-2026 and December 2025 (for 1Q-2026), the end of each month in 1Q-2025 and December 2024 (for 1Q-2025) and the end of each month in 4Q-2025 and September 2025 (for 4Q-2025).

First Quarter 2026 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of March 31, 2026

Description	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Common shares outstanding(1)	224,521,552	229,957,058	232,297,172	236,151,829	235,610,472
Operating partnership units outstanding(2)	8,605,741	8,288,228	8,155,706	8,182,445	8,700,301
Total shares and units outstanding at period end	233,127,293	238,245,286	240,452,878	244,334,274	244,310,773
Share price at end of quarter	$32.73	$38.72	$41.11	$35.57	$39.15
Common Stock and Operating Partnership Units - Capitalization	$7,630,256	$9,224,857	$9,885,018	$8,690,970	$9,564,767
Series B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$161,250	$161,250	$161,250
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000	12,000	12,000	12,000	12,000
Preferred Equity	$173,250	$173,250	$173,250	$173,250	$173,250
Total Equity Market Capitalization	$7,803,506	$9,398,107	$10,058,268	$8,864,220	$9,738,017

Total Debt	$3,271,720	$3,278,649	$3,278,896	$3,379,141	$3,379,383
Less: Cash and cash equivalents	(51,714)	(165,778)	(248,956)	(431,117)	(504,579)
Net Debt	$3,220,006	$3,112,871	$3,029,940	$2,948,024	$2,874,804
Total Combined Market Capitalization (Net Debt plus Equity)	$11,023,512	$12,510,978	$13,088,208	$11,812,244	$12,612,821
Net debt to total combined market capitalization	29.2%	24.9%	23.2%	25.0%	22.8%
Net debt to Adjusted EBITDAre (quarterly results annualized)(5)	4.5x	4.4x	4.1x	4.0x	3.9x
Net debt & preferred equity to Adjusted EBITDAre (quarterly results annualized)(5)	4.8x	4.6x	4.4x	4.2x	4.1x
(1)Excludes the following number of shares of unvested restricted stock: 1,764,934 (Mar 31, 2026), 1,623,077 (Dec 31, 2025), 513,234 (Sep 30, 2025), 542,922 (Jun 30, 2025) and 560,382 (Mar 31, 2025). During the three months ended March 31, 2026, December 31, 2025 and September 30, 2025, the Company repurchased 5,534,357, 2,443,438 and 3,883,845 shares common stock under its stock repurchase programs at a weighted average price of $36.14, $40.93 and $38.62 per share for a total of $200.1 million, $100.0 million and $150.1 million, respectively.
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of March 31, 2026, includes 1,602,431 vested LTIP Units and 1,356,967 vested performance units and excludes 350,585 unvested LTIP Units and 2,011,382 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 164,998 outstanding Series 3 preferred units at a liquidation preference of $72.72825 per unit.
(5)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 33 and page 12 of this report, respectively.

First Quarter 2026 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of March 31, 2026
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)
Unsecured Debt:
$1.25 Billion Revolving Credit Facility(3)	5/30/2029(4)	SOFR+0.685%(5)	4.365%	$—
$575M Exchangeable 2027 Senior Notes(6)	3/15/2027	4.375%	4.375%	575,000
$300M Term Loan Facility	5/26/2027	SOFR+0.76%(5)	3.577%(7)	300,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$300M Senior Notes	6/15/2028	5.000%	5.000%	300,000
$575M Exchangeable 2029 Senior Notes(6)	3/15/2029	4.125%	4.125%	575,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes	12/1/2030	2.125%	2.125%	400,000
$400M Term Loan Facility	5/30/2030	SOFR+0.76%(5)	4.174%(8)	400,000
$400M Senior Notes - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
$60M Term Loan Facility	10/27/2026(9)	SOFR+1.250%(9)	5.060%(10)	60,000
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	13,712
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	3,667
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	1,268
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	2,573
Total Debt			3.723%	$3,271,720

Debt Composition:
Category	Weighted Average Term Remaining (yrs)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	3.0	3.723% (See Table Above)	3.723%	$3,271,720	100%
Variable	—	—	—%	$—	0%
Secured	1.3		4.639%	$96,720	3%
Unsecured	3.1		3.695%	$3,175,000	97%

*See footnotes on the following page*

First Quarter 2026 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule(11):
Year	Secured	Unsecured	Total	% Total	Effective Interest Rate(1)
2026	$60,000	$—	$60,000	2%	5.060%
2027	18,912	1,000,000	1,018,912	31%	4.077%
2028	13,967	300,000	313,967	10%	4.949%
2029	—	600,000	600,000	18%	4.115%
2030	—	800,000	800,000	25%	3.149%
2031	1,268	400,000	401,268	12%	2.159%
2032	—	—	—	—%	—%
2033	—	—	—	—%	—%
2034	—	75,000	75,000	2%	4.030%
2035	—	—	—	—%	—%
Thereafter	2,573	—	2,573	—%	4.140%
Total	$96,720	$3,175,000	$3,271,720	100%	3.723%
(1)Includes the effect of interest rate swaps effective as of Mar 31, 2026. See notes (7), (8) and (10). Excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $24.3 million as of March 31, 2026.
(3)The $1.25B revolving credit facility (“Revolver”) is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our credit ratings. There are also two sustainability-linked pricing components that can periodically change the facility fee by -/+ 0.01% (or zero) depending on our achievement of the annual sustainability performance metrics. In January 2026, the facility fee decreased by 0.01% to 0.115% after certifying that our sustainability performance targets for 2025 were met.
(4)The Revolver has two six-month extensions, subject to certain terms and conditions.
(5)The interest rates on these loans are comprised of Daily SOFR for the Revolver and $400M term loan facility (“TL”) and 1-month SOFR for the $300M TL and an applicable margin ranging from 0.725% to 1.40% for the Revolver and 0.80% to 1.60% for the $300M TL and $400M TL depending on our credit ratings and leverage ratio. There is also a sustainability-linked pricing component that can periodically change the margin by -/+ 0.04% (or zero) depending on our achievement of the annual sustainability performance metric. In January 2026, the applicable margin decreased by 0.04% to 0.685% for the Revolver and to 0.76% for the $300M TL and $400M TL after certifying that our sustainability performance targets were met for 2025.
(6)Noteholders have the right to exchange their notes upon the occurrence of certain events. Exchanges will be settled in cash or in a combination of cash and shares of our common stock, at our option.
(7)Interest rate swaps effectively fix 1M SOFR on the $300M TL at 2.81725% from July 27, 2022 through May 26, 2027, resulting in an all‑in fixed rate of 3.577% after applicable margin and sustainability‑related adjustments.
(8)Interest rate swaps effectively fix Daily SOFR on the $400M TL at 3.41375% from July 1, 2025 through May 30, 2030, resulting in an all‑in fixed rate of 4.174% after applicable margin and sustainability‑related adjustments.
(9)The $60M TL has interest-only payment terms (1M SOFR + 0.10% SOFR adjustment + margin of 1.250%) and three one-year extensions remaining, subject to certain terms and conditions.
(10)Interest rate swaps effectively fix 1M SOFR on the $60M TL at 3.710% from April 3, 2023 through July 30, 2026, resulting in an all‑in fixed rate of 5.060% after applicable margin and SOFR adjustments.
(11)Excludes potential exercise of extension options and excludes the effect of scheduled monthly principal payments on amortizing secured loans.

First Quarter 2026 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
2.4
1.7
3.3
3.0
4.1
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Development
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
88.0%
86.0%
89.6%
95.1%
89.2%
95.0%
91.8%
97.3%
90.2%
96.0%
90.7%
95.2%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Leasing Activity - Rent Change*
Net Effective
Cash
32%
24%
16%
8%
0%
-8%
-16%
-24%
24%
15%
21%
8%
26%
10%
22%
9%
-10%
-15%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Same Property Portfolio Ending Occupancy**
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
94.5%
94.8%
97.0%
96.5%
96.1%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

*Leasing Activity - Rent Change for Q1-2026 includes a 1.1 million square foot lease extension with Tireco, Inc. at 10545 Production Avenue. Excluding this lease, the Net Effective Rent Change for Q1-2026 is 5.5% and the Cash Rent Change is (1.8)%. See page 22 for additional details related to this lease and a summary of our leasing activity including and excluding this lease.
**Reflects the ending occupancy for the 2026 Same Property Portfolio for each period presented.

First Quarter 2026 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At March 31, 2026	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(3)
Market	# of Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio(1)	Total Portfolio Excluding Repo/Redev(2)	Total (in 000’s)	Per Square Foot
Central LA	20	2,834,219	384,729	3,218,948	97.7%	83.1%	95.9%	97.9%	$42,773	$13.85
Greater San Fernando Valley	73	5,694,646	1,336,692	7,031,338	97.4%	54.0%	89.2%	93.1%	110,791	$17.67
Mid-Counties	39	3,106,841	1,749,456	4,856,297	96.1%	84.0%	91.7%	95.7%	78,100	$17.53
San Gabriel Valley	45	4,790,522	1,339,164	6,129,686	93.7%	33.8%	80.6%	92.9%	67,143	$13.59
South Bay	81	6,555,953	1,216,128	7,772,081	97.9%	71.3%	93.7%	97.9%	174,059	$23.89
Los Angeles County	258	22,982,181	6,026,169	29,008,350	96.6%	63.6%	89.8%	95.4%	472,866	$18.16

North Orange County	24	1,919,265	621,985	2,541,250	92.5%	61.8%	85.0%	93.7%	40,841	$18.92
OC Airport	8	1,042,362	—	1,042,362	100.0%	—%	100.0%	100.0%	21,138	$20.28
South Orange County	9	482,919	46,642	529,561	100.0%	56.6%	96.2%	100.0%	8,979	$17.63
West Orange County	10	1,288,838	—	1,288,838	98.4%	—%	98.4%	98.4%	22,013	$17.35
Orange County	51	4,733,384	668,627	5,402,011	96.5%	61.4%	92.2%	96.8%	92,971	$18.67

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	682	$20.52
Inland Empire West	52	9,034,990	489,396	9,524,386	94.2%	35.7%	91.2%	93.8%	135,489	$15.60
Riverside / San Bernardino County	53	9,068,248	489,396	9,557,644	94.2%	35.7%	91.2%	93.8%	136,171	$15.62

Central San Diego	21	1,417,060	511,105	1,928,165	97.5%	53.3%	85.8%	93.7%	40,468	$24.47
North County San Diego	13	1,042,142	280,876	1,323,018	97.4%	100.0%	97.9%	98.7%	20,238	$15.62
San Diego County	34	2,459,202	791,981	3,251,183	97.5%	69.8%	90.7%	95.9%	60,706	$20.58

Ventura	18	2,484,310	741,814	3,226,124	95.5%	91.1%	94.5%	95.3%	43,416	$14.24
Ventura County	18	2,484,310	741,814	3,226,124	95.5%	91.1%	94.5%	95.3%	43,416	$14.24
CONSOLIDATED TOTAL / WTD AVG	414	41,727,325	8,717,987	50,445,312	96.1%	64.8%	90.7%	95.2%	$806,130	$17.63	(4)
(1)See page 37 for historical occupancy by County.
(2)Excludes space aggregating 2,426,715 square feet at our properties that were in various stages of repositioning, development or lease-up as of March 31, 2026.
(3)See page 33 for definitions and details on how these amounts are calculated.
(4)Excluding in-place ABR associated with Land/IOS properties ($41.0M ABR) and cellular tower, solar and parking lot leases ($3.0M ABR), in-place building ABR per building SF was $16.74.

First Quarter 2026 Supplemental Financial Reporting Package	Page 21

Executed Leasing Statistics and Trends.
(unaudited results)

Executed Leasing Activity and Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Leasing Spreads:
Net Effective Rent Change	(10.0)%	22.0%	26.1%	20.9%	23.8%
Cash Rent Change	(15.4)%	9.0%	10.3%	8.1%	14.7%

Leasing Activity (Building SF):(1)
New leases	1,296,230	1,574,816	2,361,131	678,727	882,403
Renewal leases	2,829,822	1,464,751	904,014	1,020,266	1,511,946
Total leasing activity	4,126,052	3,039,567	3,265,145	1,698,993	2,394,349

Total expiring leases	(4,638,894)	(3,551,170)	(1,734,790)	(1,786,814)	(3,102,514)
Expiring leases - placed into repositioning/development	152,417	957,493	418,878	304,776	833,218
Net absorption(2)	(360,425)	445,890	1,949,233	216,955	125,053
Retention rate(3)	64%	61%	72%	69%	68%
Retention + Backfill rate(4)	79%	70%	77%	74%	82%

Executed Leasing Activity and Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:(5)
				Net Effective Rent			Cash Rent				Turnover Costs(6)
First Quarter 2026	# Leases Signed	SF of Leasing	Wtd. Avg. Lease Term (Years)	Current Lease	Prior Lease	Rent Change	Current Lease	Prior Lease	Rent Change	Wtd. Avg. Abatement (Months)	Tenant Improvements per SF	Leasing Commissions per SF
New	59	1,296,230	4.1	$16.16	$17.70	(8.7)%	$16.46	$18.88	(12.8)%	3.5	$3.24	$3.40
Renewal	85	2,829,822	3.0	$15.13	$16.87	(10.3)%	$15.30	$18.20	(15.9)%	2.0	$0.37	$1.90
Total / Wtd. Average	144	4,126,052	3.4	$15.30	$17.01	(10.0)%	$15.49	$18.31	(15.4)%	2.2	$0.86	$2.15

Excluding Tireco, Inc. Lease Extension:
Renewal(7)	84	1,727,982	2.9	$15.38	$13.76	11.8%	$15.18	$14.73	3.0%	1.3	$0.63	$1.46
Total / Wtd. Average(7)	143	3,024,212	3.4	$15.58	$14.76	5.5%	$15.50	$15.78	(1.8)%	1.8	$1.30	$1.95
(1)Represents all executed leases, excluding leases with terms less than 12 months and month-to-month tenant leases.
(2)Net absorption represents total leasing activity, less expiring leases adjusted for square footage placed into repositioning/development.
(3)Retention rate is calculated as renewal lease SF plus relocation/expansion SF, divided by expiring lease SF. Retention excludes SF related to the following: (i) expiring leases associated with space that is placed into repositioning/development after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.
(4)Retention + Backfill rate represents SF retained (per Retention rate definition in footnote (4)) plus the SF of move outs in the quarter which were re-leased prior to or during the same quarter, divided by expiring lease SF.
(5)Net effective and cash rent statistics and turnover costs exclude 23 new leases aggregating 867,307 RSF for which there was no comparable lease data. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/developed space, including space in pre-development/entitlement process, (iii) space that has been vacant for greater than 1 year or (iv) lease terms less than 12 months.
(6)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for 1st generation leases.
(7)Excludes the 1.1 million square foot lease extension with Tireco, Inc. at 10545 Production Avenue executed in Q1 2026. The lease, which was originally set to expire in January 2027, was extended through April 2030 commencing on February 1, 2027. The above-market, in-place lease rate resulted in a net effective and cash releasing spread of (31.0)% and (33.5)% for the executed lease extension, respectively. This lease extension is not indicative of the Company’s projected portfolio releasing spreads given the unique size, adjacent competitive supply and lease structure. The lease includes annual contractual rental rate increases of 2.75% and three months of rent abatement in 2027, in addition to a conversion to a gross lease from a triple net lease, which enables the Company to capture the benefit from any potential reduction in real estate property taxes.

First Quarter 2026 Supplemental Financial Reporting Package	Page 22

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of March 31, 2026:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	2,018,812	$—	$—
Repositioning/Development(1)	—	2,367,663	—	$—
MTM Tenants	11	177,759	3,081	$17.33
2026	275	5,325,060	96,674	$18.15
2027	360	6,455,107	109,436	$16.95
2028	297	7,116,599	137,161	$19.27
2029	251	6,560,423	118,418	$18.05
2030	141	7,032,333	118,134	$16.80
2031	117	7,801,768	114,570	$14.69
2032	32	1,772,969	35,270	$19.89
2033	16	785,478	14,124	$17.98
2034	7	355,445	6,992	$19.67
2035	8	462,072	9,634	$20.85
Thereafter	36	2,213,824	47,687	$21.54
Total Portfolio	1,551	50,445,312	$811,181	$17.61(2)
(1)Represents vacant space at properties that were classified as repositioning, development or lease-up as of March 31, 2026.
(2)Excluding in-place + uncommenced ABR associated with Land/IOS properties ($41.37M ABR) and cellular tower, solar and parking lot leases ($2.97M ABR), in-place + uncommenced building ABR per building SF was $16.72.

First Quarter 2026 Supplemental Financial Reporting Package	Page 23

Top Tenants and Lease Segmentation.
(unaudited results)

Top 20 Tenants as of March 31, 2026

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Tireco, Inc.(2)	Inland Empire West	1,101,840	$20,021	2.5%	$18.17	4/30/2030(2)
Zenith Energy West Coast Terminals LLC	South Bay	—(3)	$11,909	1.5%	$3.41(3)	9/29/2041
IBY, LLC	San Gabriel Valley	1,178,021	$11,531	1.4%	$9.79	4/5/2031(4)
Cubic Corporation	Central San Diego	315,227	$11,443	1.4%	$36.30	3/31/2038
Federal Express Corporation	Multiple Submarkets(5)	527,861	$10,986	1.3%	$20.81	11/30/2032(5)
L3 Technologies, Inc.	South Bay	461,431	$9,537	1.2%	$20.67	9/30/2031
GXO Logistics Supply Chain, Inc.	Mid-Counties	411,034	$9,076	1.1%	$22.08	11/30/2028
The Hertz Corporation	South Bay	38,680(6)	$8,922	1.1%	$11.14(6)	10/31/2026
Best Buy Stores, L.P.	Inland Empire West	501,649	$8,871	1.1%	$17.68	6/30/2029
Orora Packaging Solutions	Multiple Submarkets(7)	476,065	$8,150	1.0%	$17.12	9/30/2028(7)
Top 10 Tenants		5,011,808	$110,446	13.6%
Top 11 - 20 Tenants		3,804,158	$52,162	6.4%
Total Top 20 Tenants		8,815,966	$162,608	20.0%
(1)See page 33 for further details on how these amounts are calculated.
(2)Represents current in-place ABR. In Jan 2026, we executed an amendment with Tireco, Inc. to extend the lease term to Apr 30, 2030, with annualized base rent of approximately $17.0 million commencing Feb 1, 2027.
(3)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.9 million or $3.41 per land square foot.
(4)Includes (i) 184,879 RSF expiring Apr 30, 2028 and (ii) 993,142 RSF expiring Apr 5, 2031.
(5)Includes (i) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (ii) one land lease in North Orange County expiring Oct 31, 2031, (iii) 30,160 RSF in Ventura expiring Sep 30, 2027, (iv) an additional land lease in LA-Mid-Counties expiring Jun 30, 2029, (v) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (vi) 311,995 RSF in North County San Diego expiring Feb 28, 2031, & (vii) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(6)The tenant is leasing 18.4 acres of land with ABR of $8.9 million or $11.14 per land square foot.
(7)Includes (i) 48,997 RSF in North County San Diego expiring Sep 30, 2026, (ii) 100,500 RSF in LA-Greater SF Valley expiring Sep 30, 2027 and (ii) 326,568 RSF in North Orange County expiring Sep 30, 2028.

Lease Segmentation by Size:
Square Feet	Number of Leases	Leased Building/Land Rentable SF		Building/Land Rentable SF		Leased %		Leased % Excl. Repo/Redev		In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
Building:
<4,999	528	1,317,282		1,423,356		92.5%		92.8%		$26,537	3.3%	$20.15
5,000 - 9,999	214	1,526,542		1,706,427		89.5%		91.0%		30,018	3.7%	$19.66
10,000 - 24,999	319	5,208,997		5,730,610		90.9%		93.7%		99,532	12.3%	$19.11
25,000 - 49,999	180	6,541,759		7,260,587		90.1%		94.2%		118,436	14.6%	$18.10
50,000 - 99,999	118	8,482,118		9,714,581		87.3%		96.4%		150,593	18.5%	$17.75
>100,000	120	22,783,920		24,396,789		93.4%		97.1%		341,724	42.1%	$15.00
Building Subtotal / Wtd. Avg.	1,479	45,860,618	(2)	50,232,350	(2)	91.3%	(2)	95.8%	(2)	$766,840	94.5%	$16.72
Land/IOS(3)	22	7,664,817	(4)	8,263,593	(4)	92.8%	(4)			41,368	5.1%	$5.40	(4)
Other(3)	50									2,973	0.4%
Total	1,551									$811,181	100.0%
(1)See page 33 for further details on how these amounts are calculated.
(2)Excludes 198,220 leased building RSF and 212,962 building RSF that are associated with “Land/IOS.” Including this RSF, total portfolio is 91.3% leased and 95.8% occupied.
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases.
(4)Represents leased land square feet, available land square feet, land leased percentage and ABR per land square foot associated with Land/IOS leases.

First Quarter 2026 Supplemental Financial Reporting Package	Page 24

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Three months ended March 31, 2026

	Year to Date
	Total	SF(1)	PSF
Tenant Improvements:
New Leases – 1st Generation	$148	44,052	$3.36
New Leases – 2nd Generation	50	136,065	$0.37
Renewals	135	365,392	$0.37
Total Tenant Improvements	$333

Leasing Commissions & Lease Costs:
New Leases – 1st Generation	$2,174	526,129	$4.13
New Leases – 2nd Generation	3,931	758,090	$5.19
Renewals	4,262	2,236,364	$1.91
Total Leasing Commissions & Lease Costs	$10,367

Total Recurring Capex	$2,314	50,708,486	$0.05
Recurring Capex % of NOI	1.2%
Recurring Capex % of Rental Income	1.0%

Nonrecurring Capex:
Repositioning and Development in Process(2)	$29,483
Unit Renovation(3)	7,933
Other(4)	2,451
Total Nonrecurring Capex	$39,867	30,061,253	$1.33

Other Capitalized Costs(5)	$13,858

(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to repositioning or development properties.
(3)Includes non-tenant-specific capital expenditures.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, solar installation, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on development, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or development projects.

First Quarter 2026 Supplemental Financial Reporting Package	Page 25

Properties and Space Under Repositioning/Development.(1)
As of March 31, 2026	(unaudited results, $ in millions)

1Q 2026 Stabilizations

			RSF(2)	Purch. Price(1)	Proj. Project Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs	Construction Period(1)		Property Leased
Property	Submarket	Repositioning/ Development						Start	Complete
1Q 2026 Stabilizations
12118 Bloomfield Avenue	Mid-Counties	Development	107,045	$16.7	$20.0	$36.7	$—	4Q-22	1Q-25	100%
1315 Storm Parkway(3)	South Bay	Repositioning	37,844	8.5	3.4	11.9	0.3	2Q-24	4Q-24	100%
Total/Weighted Average Stabilized			144,889	$25.2	$23.4	$48.6	$0.3

	Stabilized
	Repositioning	Development	Total
Actual Cash NOI: 1Q 2026 ($M)	$—	$(0.1)	$(0.1)
Annualized Stabilized Cash NOI ($M)	$0.7	$1.9	$2.6
Estimated Stabilized Return on Cost	5.9%	5.2%	5.3%

— See numbered footnotes on page 30 —

First Quarter 2026 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning/Development (Continued).(1)
As of March 31, 2026	(unaudited results, $ in millions)

Lease-Up
		Repositioning/ Development	RSF(2)	Purch. Price(1)	Est. Project Costs(1)	Est. Total Invest.(1)	Est. Remaining Costs	Construction Period		Property Leased
Property	Submarket							Start	Complete
Lease-Up
9615 Norwalk Boulevard	Mid-Counties	Development	201,571	$9.6	$49.9	$59.5	$1.8	3Q-21	4Q-25	—%
3211-3233 Mission Oaks Blvd.(4)	Ventura	Development	116,852	40.7	26.2	66.9	0.2	2Q-22	1Q-25	83%
4416 Azusa Canyon Road	San Gabriel Valley	Development	129,830	12.3	21.4	33.7	1.7	4Q-22	2Q-25	—%
15010 Don Julian Road	San Gabriel Valley	Development	219,690	22.9	37.6	60.5	2.9	1Q-23	4Q-25	—%
12772 San Fernando Road(5)	Greater San Fernando Valley	Development	143,529	22.1	22.6	44.7	1.3	3Q-23	1Q-25	—%
19900 Plummer Street(5)	Greater San Fernando Valley	Development	79,539	15.5	15.6	31.1	1.3	3Q-23	1Q-25	—%
1500 Raymond Avenue(5)	North Orange County	Development	136,218	46.1	22.4	68.5	1.1	4Q-23	1Q-25	—%
19301 Santa Fe Avenue	South Bay	Repositioning	LAND	14.7	5.7	20.4	0.4	2Q-24	3Q-25	—%
14955 Salt Lake Avenue	San Gabriel Valley	Repositioning	45,205	10.9	3.7	14.6	0.5	4Q-24	3Q-25	—%
8985 Crestmar Point	Central San Diego	Repositioning	53,395	8.1	5.7	13.8	0.7	4Q-24	3Q-25	—%
9455 Cabot Drive	Central San Diego	Repositioning	97,510	12.2	8.2	20.4	1.2	2Q-25	4Q-25	—%
1175 Aviation Place	Greater San Fernando Valley	Repositioning	93,202	17.9	3.9	21.8	0.8	3Q-25	4Q-25	—%
Total/Weighted Average Lease-Up			1,316,541	$233.0	$222.9	$455.9	$13.9

— See numbered footnotes on page 30 —

First Quarter 2026 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Development (Continued).(1)
As of March 31, 2026	(unaudited results, $ in millions)

Under Construction

		Repositioning/Development	RSF(2)	Purch. Price(1)	Est. Project Costs(1)	Est. Total Invest.(1)	Est. Remaining Costs	Construction Period		Property Leased
Property	Submarket							Start	Complete
Under Construction
14940 Proctor Road	San Gabriel Valley	Development	160,094	$28.8	$26.1	$54.9	$2.6	4Q-24	2Q-26	—%
11234 Rush Street	San Gabriel Valley	Development	101,728	12.6	21.6	34.2	3.0	4Q-24	3Q-26	—%
3680-3880 Voyager Street (3547-3555 Voyager Street)	South Bay	Development	67,734	21.1	18.9	40.0	7.3	1Q-25	3Q-26	—%
5235 Hunter Avenue	North Orange County	Development	121,288	11.4	20.2	31.6	4.3	1Q-25	2Q-26	—%
7815 Van Nuys Boulevard	Greater San Fernando Valley	Development	78,904	25.6	16.0	41.6	7.2	2Q-25	4Q-26	—%
14400 Figueroa Street (Figueroa & Rosecrans)	South Bay	Repositioning	56,771	61.4	16.8	78.2	13.4	3Q-25	1Q-27	—%
950 West 190th Street	South Bay	Development	196,900	41.5	31.3	72.8	29.4	4Q-25	4Q-27	—%
9323 Balboa Avenue	Central San Diego	Development	177,551	27.1	26.3	53.4	23.9	4Q-25	2Q-27	—%
24935-24955 Avenue Kearny	Greater San Fernando Valley	Repositioning	66,130	5.8	3.8	9.6	1.4	4Q-25	2Q-26	—%
Total/Weighted Average Under Construction			1,027,100	$235.3	$181.0	$416.3	$92.5
Total/Weighted Average Lease-Up/Under Construction			2,343,641	$468.3	$403.9	$872.2	$106.4

	Lease-Up/Under Construction
	Repositioning	Development	Total
Actual Cash NOI: 1Q 2026 ($M)	$0.3	$1.2	$1.5
Annualized Stabilized Cash NOI ($M)	$9 - $10	$38 - $42	$47 - $51
Estimated Stabilized Return on Cost	5.0% - 5.5%	5.5% - 6.0%	5.5% - 6.0%
— See numbered footnotes on page 30 —

First Quarter 2026 Supplemental Financial Reporting Package	Page 28

Properties and Space Under Repositioning/Development (Continued).(1)
As of March 31, 2026	(unaudited results, $ in millions)

Near-Term Potential Future Repositioning and Development

Property	Submarket	Repositioning/ Development	Projected RSF(7)	Estimated Construction Start	Purchase Price ($M)	Lease Expiration Date	Actual Cash NOI 1Q 2026 ($M)	Project Description
16425 Gale Avenue	SG Valley	Development	325,800	2Q-26	$26.3	Vacant	$—	Development of an existing 1970s vintage industrial building acquired in 2016. The project will deliver a modern, Class A demisable cross-dock industrial building.
9400-9500 Santa Fe Springs Road(6)	Mid-Counties	Repositioning	184,270	2Q-26	$210.0	05/31/26	$0.6	Functionality and quality upgrades including new office, additional power capacity and sprinkler upgrade.
3100 Fujita Street	South Bay	Repositioning	91,516	3Q-26	$14.2	Vacant	$—	Repositioning of an existing 1970s vintage, functionally-limited industrial building acquired in 2018 through a sale leaseback.
9000 Airport Boulevard	South Bay	Development	418,000	4Q-26	$144.3	10/31/26	$2.2	18 acres of industrially-zoned land acquired through a sale leaseback for planned development. Following lease expiration, the project will deliver a rare, Class-A industrial campus.
4181 Ruffin Road	Central San Diego	Development	220,943	4Q-26	$36.0	10/31/26	$0.0	Development of a modern Class A industrial building with highly competitive functionality in a premier location.
Total Future Repositioning/Development			1,240,529		$430.8		$2.8

			Repositioning	Development	Total
Projected RSF			275,786	964,743	1,240,529
Projected Project Costs ($M)			$20 - $22	$140 - $148	$160 - $170
Actual Cash NOI: 1Q 2026(7) ($M)			$0.6	$2.2	$2.8

— See numbered footnotes on page 30 —

First Quarter 2026 Supplemental Financial Reporting Package	Page 29

Properties and Space Under Repositioning/Development (Continued).(1)
As of March 31, 2026	(unaudited results, in thousands, except square feet)

Current Year Stabilized Repositioning/Development
Property (Submarket)	RSF	Stabilized Period	Stabilized Return on Cost
12118 Bloomfield Avenue	107,045	1Q-26	5.2%
1315 Storm Parkway(3)	37,844	1Q-26	5.9%
(1)For definitions of “Properties and Space Under Repositioning/Development,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Development Costs,” “Projected Total Investment,” “Annualized Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Stabilized Return on Cost” and other definitions related to our repositioning/development portfolio, see pages 35-36 in the Notes and Definitions section of this report.
(2)RSF is the actual rentable square footage that is subject to repositioning at the property/building, and may be less than the total RSF of the entire property or particular building(s) under repositioning. For developments, RSF represents the estimated rentable square footage of the project upon completion of the development.
(3)1315 Storm Parkway was considered stabilized in 4Q-25, as one year had passed since completion of construction work, but remained in Lease‑Up due to leasing progress. In 1Q-26 this project achieved 100% occupancy and for presentation purposes is reflected as stabilized in 1Q-26.
(4)As of March 31, 2026, the entire project includes 526,069 RSF, comprised of: (i) 3211 Mission Oaks Blvd., a newly constructed building totaling 116,852 RSF, and (ii) 3233 Mission Oaks Blvd., with 409,217 RSF that were not redeveloped. Site improvements were completed across the entire project. Costs and yield shown reflect the entire project, while RSF and property leased percentage apply only to 3211 Mission Oaks Blvd. As of 1Q-26, 3211 Mission Oaks Blvd is considered stabilized, as one year has passed since the completion of construction work. However, it is presented in Lease-Up because the property has not yet reached 90% occupancy.
(5)As of 1Q-26 12772 San Fernando Road, 19900 Plummer Street and 1500 Raymond Avenue are considered stabilized, as one year has passed since the completion of construction work. However, these properties are presented in Lease-Up because the they have not yet reached 90% occupancy.
(6)9400-9500 Santa Fe Springs Road totals 595,304 RSF and the proposed repositioning project pertains to work at only one of the units, totaling 184,270 RSF. The purchase price shown in the table is for the entire property. The Actual Cash NOI referenced in aggregate is only for the one repositioning unit.
(7)The weighted average timing of the annualized NOI coming offline is late in the third quarter.

First Quarter 2026 Supplemental Financial Reporting Package	Page 30

Current Year Investments and Dispositions Summary.
As of March 31, 2026				(unaudited results)

2026 Current Period Dispositions
Disposition Date	Property Address	Submarket	Asset Type	Rentable Square Feet	Gross Proceeds ($M)	Realized NOI Contribution in the Quarter of Sale ($M)
2/6/2026	14005 Live Oak Avenue	Los Angeles - San Gabriel Valley	Development	—	$14.50	$—
2/24/2026	18250 Euclid Street	Orange County Airport	Operating	62,838	$26.71	$0.1
3/17/2026	29010 Avenue Paine	Los Angeles - Greater San Fernando Valley	Operating	100,157	$31.00	$0.2
3/18/2026	13700-13738 Slover Avenue	San Bernardino - Inland Empire West	Operating	17,862	$14.48	$(0.1)
3/25/2026	600-708 Vermont Avenue	North Orange County	Development	133,836	$40.70	$—
Total 2026 Dispositions through March 31, 2026				314,693	$127.39

2026 Subsequent Period Dispositions
4/16/2026	423-424 Berry Way	North Orange County	Development	101,380	$16.51	N/A
Total Year To Date 2026 Dispositions				416,073	$143.90

First Quarter 2026 Supplemental Financial Reporting Package	Page 31

Net Asset Value Components.
As of March 31, 2026	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Mar 31, 2026
Total operating rental income	$242,141
Property operating expenses	(56,763)
Pro forma effect of uncommenced leases(2)	1,076
Pro forma effect of dispositions(3)	(206)
Pro forma NOI effect of significant properties classified as current, lease-up, and stabilized repositioning and development(4)	11,547
Pro Forma NOI	197,795
Above/(below) market lease revenue adjustments	(4,647)
Straight line rental revenue adjustment	(15,136)
Pro Forma Cash NOI	$178,012

Balance Sheet Items
Other assets and liabilities	March 31, 2026
Cash and cash equivalents	$51,714
Loan receivable, net	123,819
Rents and other receivables, net	11,962
Other assets	20,500
Accounts payable, accrued expenses and other liabilities	(125,007)
Dividends payable	(102,418)
Tenant security deposits	(95,219)
Prepaid rents	(82,186)
Estimated remaining cost to complete repositioning/development projects(5)	(106,813)
Total other assets and liabilities	$(303,648)

Debt and Shares Outstanding

Total consolidated debt(6)	$3,271,720
Preferred stock/units - liquidation preference	$173,250

Common shares outstanding(7)	224,521,552
Operating partnership units outstanding(8)	8,605,741
Total common shares and operating partnership units outstanding	233,127,293
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions & reconciliation section beginning on page 33 and page 12 of this report, respectively.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of January 1, 2026.
(3)Represents the deduction of actual 1Q'26 NOI for the properties that we sold during the current quarter. See page 31 for a detail of current year disposition properties.
(4)Represents the estimated incremental NOI from the properties that were classified as repositioning, development, lease-up or stabilized during the three months ended March 31, 2026, assuming that all repositioning/development work had been completed and all of the properties were fully stabilized as of January 1, 2026. Includes all properties that are separately listed on pages 26-28. We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of January 1, 2026.
(5)Reflects the estimated remaining costs for all repositioning, development and lease-up properties that are listed on pages 26-28.
(6)Excludes unamortized loan discount and debt issuance costs totaling $24.3 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 1,764,934 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 1,602,431 vested LTIP Units and 1,356,967 vested performance units and excludes 350,585 unvested LTIP Units and 2,011,382 unvested performance units.

First Quarter 2026 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/development of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of March 31, 2026, multiplied by 12. Includes leases that had commenced as of March 31, 2026 or leases where tenant had taken early possession of space as of March 31, 2026. Excludes tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of March 31, 2026.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to March 31, 2026, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of March 31, 2026, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of March 31, 2026.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but had not yet commenced as of March 31, 2026.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that had been signed but had not yet commenced as of March 31, 2026.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, development, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Non-GAAP FFO and Core FFO Reconciliations” on pages 12-13. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by us to be part of our ongoing operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

First Quarter 2026 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

Debt Covenants ($ in thousands)

		March 31, 2026
	Current Period Covenant	Revolver, $300M & $400M Term Loan Facilities	Senior Notes ($125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	24.2%	27.7%
Maximum Secured Leverage Ratio	less than 45%	0.7%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	0.8%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$7,266,909	N/A	$9,829,351
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	5.34 to 1.0	5.30 to 1.00
Unencumbered Leverage Ratio	less than 60%	25.0%	28.9%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	5.97 to 1.00	5.97 to 1.00

		March 31, 2026
	Current Period Covenant	Senior Notes ($400M due 2030 & $400M due 2031)
Maximum Debt to Total Asset Ratio	less than 60%	24.1%
Maximum Secured Debt to Total Asset Ratio	less than 40%	0.7%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	5.21 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	4.21 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDAre: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDAre by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on debt extinguishment and debt modification expenses, (iii) acquisition expenses, (iv) the pro-forma effects of acquisitions and dispositions and (vi) other nonrecurring expenses. We believe that EBITDAre and Adjusted EBITDAre are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDAre are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDAre are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDAre should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDAre differently than we do; accordingly, our EBITDAre and Adjusted EBITDAre may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDAre. EBITDAre and Adjusted EBITDAre should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Ending occupancy excluding repositioning/development: Represents consolidated portfolio occupancy adjusted to exclude all vacant SF associated with repositioning and development projects.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Mar 31, 2026		Dec 31, 2025		Sep 30, 2025		Jun 30, 2025		Mar 31, 2025
EBITDAre	$174,638		$103,701		$171,108		$173,922		$174,919
Above/(below) market lease revenue adjustments	(4,647)		(4,129)		(5,254)		(5,788)		(9,186)
Non-cash stock compensation	4,063		8,537		10,485		10,091		9,699
Co-CEO transition costs	—		60,223		—		—		—
Debt extinguishment and modification expenses	—		—		—		291		—
Straight line rental revenue adj.	(15,136)		(9,073)		(8,164)		(6,918)		(5,517)
Capitalized payments	(5,851)		(6,013)		(6,516)		(5,304)		(5,091)
Accretion of net loan origination fees	(115)		(115)		(115)		(115)		(115)
Recurring capital expenditures	(2,314)		(2,566)		(3,563)		(5,887)		(1,311)
2nd gen. tenant improvements	(185)		(179)		(460)		(663)		(162)
2nd gen. leasing commissions	(8,193)		(6,324)		(8,007)		(4,162)		(4,879)
Cash flow for fixed charge coverage calculation	$142,260		$144,062		$149,514		$155,467		$158,357
Cash interest expense calculation detail:
Interest expense	26,600		25,451		25,463		26,701		27,288
Capitalized interest	7,352		8,801		9,240		9,064		8,230
Note payable premium amort.	(1,641)		(1,616)		(1,597)		(1,579)		(1,560)
Amort. of deferred financing costs	(1,334)		(1,333)		(1,340)		(1,255)		(1,134)
Amort. of swap term fees & t-locks	(77)		(78)		(78)		(76)		(77)
Cash interest expense	30,900		31,225		31,688		32,855		32,747
Scheduled principal payments	215		247		244		242		230
Preferred stock/unit dividends	2,404		2,405		2,404		2,405		2,695
Fixed charges	$33,519		$33,877		$34,336		$35,502		$35,672
Fixed Charge Coverage Ratio	4.2	x	4.3	x	4.4	x	4.4	x	4.4	x

First Quarter 2026 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental revenue, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, interest income, gains (or losses) on sale of real estate, impairment losses of depreciable operating property, and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning, development and lease-up as of the end of the reporting period, assuming that all repositioning/development work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Development:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Development: Typically defined as properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis. For projects stabilized or in lease-up, represents the actual construction completion period.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Estimated Project Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/development project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Estimated Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Development Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Annualized Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.

First Quarter 2026 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

•Actual Cash NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 33) for the repositioning/development property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Stabilized Return on Cost: Calculated by dividing each project’s Annualized Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Development: We consider a repositioning/development property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/development construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Rental revenue (before collectability adjustment)	$202,658	$201,454	$203,217	$199,839	$208,394
Tenant reimbursements	41,728	43,793	42,612	41,403	41,856
Other income	486	598	915	467	874
Increase (reduction) in revenue due to change in collectability assessment	(2,731)	(2,615)	13	(141)	(2,303)
Rental income	$242,141	$243,230	$246,757	$241,568	$248,821
Cash Rent Change: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/developed space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than twelve months.
Net Effective Rent Change: Compares net effective rent, which straightlines rental rate increases and abatements, on new/renewal leases to net effective rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/developed space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than twelve months.
Same Property Portfolio (“SPP”): Our 2026 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2025 through March 31, 2026, and excludes (i) properties that were acquired or sold during the period from January 1, 2025 through March 31, 2026, and (ii) properties acquired prior to January 1, 2025 that were or will be classified as repositioning/development (current and future) or lease-up during 2025 and 2026, which we believe will significantly affect the properties’ results during the comparative periods.

SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package. Within a given year, the SPP may reflect changes in repositioning/development properties or removal of sold properties.

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
# of Properties	342	287	288	289	292
Square Feet	41,727,325	37,466,856	37,916,326	37,991,248	38,380,256
Ending Occupancy	96.1%	96.5%	96.8%	96.1%	95.7%
SPP NOI growth	0.9%	0.4%	1.9%	1.1%	0.7%
SPP Cash NOI growth	(0.4)%	2.8%	5.5%	3.9%	5.0%
Same Property Portfolio Rental Income: See below for a breakdown of 2026 and 2025 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended March 31,
	2026	2025	$ Change	% Change
Rental revenue	$175,232	$171,506	$3,726	2.2%
Tenant reimbursements	35,740	35,709	31	0.1%
Other income	419	704	(285)	(40.5)%
Rental income	$211,391	$207,919	$3,472	1.7%
Reconciliation of Net Income (Loss) to NOI and Cash NOI (in thousands):

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Net Income (Loss)	$94,562	$(67,735)	$93,056	$120,394	$74,048
General and administrative	14,925	19,199	20,037	19,752	19,868
Depreciation & amortization	72,933	76,819	81,172	71,188	86,740
Other expenses	102	65,910	4,218	244	2,239
Interest expense	26,600	25,451	25,463	26,701	27,288
Debt extinguishment and modification expenses	—	—	—	291	—
Management & leasing services	—	(197)	(118)	(132)	(142)
Other income	(1,350)	—	—	—	—
Interest income	(2,937)	(4,670)	(6,367)	(7,807)	(3,324)
Impairment of real estate	6,824	89,097	—	—	—
Gains on sale of real estate	(26,281)	(19,931)	(28,583)	(44,361)	(13,157)
NOI	$185,378	$183,943	$188,878	$186,270	$193,560
S/L rental revenue adj.	(15,136)	(9,073)	(8,164)	(6,918)	(5,517)
Above/(below) market lease revenue adjustments	(4,647)	(4,129)	(5,254)	(5,788)	(9,186)
Cash NOI	$165,595	$170,741	$175,460	$173,564	$178,857

First Quarter 2026 Supplemental Financial Reporting Package	Page 36

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended March 31,
	2026	2025
Net income	$94,562	$74,048
General and administrative	14,925	19,868
Depreciation and amortization	72,933	86,740
Other expenses	102	2,239
Interest expense	26,600	27,288
Management and leasing services	—	(142)
Other income	(1,350)	—
Interest income	(2,937)	(3,324)
Impairment of real estate	6,824	—
Gains on sale of real estate	(26,281)	(13,157)
NOI	$185,378	$193,560
Non-Same Property Portfolio rental income	(30,750)	(40,902)
Non-Same Property Portfolio property exp.	9,459	9,911
Same Property Portfolio NOI	$164,087	$162,569
Straight line rental revenue adjustment	(9,971)	(7,454)
Above/(below) market lease revenue adjustments	(4,171)	(4,572)
Same Property Portfolio Cash NOI	$149,945	$150,543
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2026 Estimate
	Low	High
Net income attributable to common stockholders	$1.22	$1.27
Company share of depreciation and amortization	1.24	1.24
Company share of impairment of real estate	0.03	0.03
Company share of gains on sale of real estate	(0.12)	(0.12)
Company share of Core FFO	$2.37	$2.42
Occupancy by County:

	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Ending Occupancy:
Los Angeles County	89.8%	88.3%	90.9%	87.9%	88.0%
Orange County	92.2%	93.6%	93.7%	90.7%	88.4%
Riverside / San Bernardino County	91.2%	95.3%	94.4%	93.9%	95.9%
San Diego County	90.7%	85.9%	91.3%	86.7%	89.6%
Ventura County	94.5%	91.8%	89.8%	87.5%	87.7%
Total/Weighted Average	90.7%	90.2%	91.8%	89.2%	89.6%

Total Portfolio RSF	50,445,312	51,161,188	50,850,824	51,021,897	50,952,137
Uncommenced Lease Data:

Total/Weighted Average
Occupied SF	45,736,802
Uncommenced Renewal Leases - Leased SF(1)	826,795
Uncommenced New Leases - Leased SF(1)	322,036
Leased SF	46,058,838
Percent Leased	91.3%

In-Place ABR(2)	$806,130
ABR Under Uncommenced Leases (in thousands)(2)(3)	5,051
In-Place + Uncommenced ABR (in thousands)(2)	$811,181
In-Place + Uncommenced ABR per SF(2)	$17.61
(1)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of March 31, 2026.
(2)See page 33 for further details on how these amounts are calculated.
(3)Includes $5.1 million of annualized base rent under Uncommenced New Leases and $(0.1) million of annualized base rent under Uncommenced Renewal Leases.

First Quarter 2026 Supplemental Financial Reporting Package	Page 37